                                                                 EXHIBIT 10.15.3

This Form of Security Deposit Pledge Agreement represents two identical agreements executed by the Registrant, except that in one such agreement "Collateral" is defined as "$1,250,000" and in the other, as "$500,000."

                   FORM OF SECURITY DEPOSIT PLEDGE AGREEMENT
                                     (Loan)

      THIS SECURITY DEPOSIT PLEDGE AGREEMENT (this "AGREEMENT") is made and entered into as of the 16th day of October, 2003, by and between VIACELL, INC. a Delaware corporation with its principal place of business at 131 Clarendon St., Boston, MA 02116 ("DEBTOR") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, with its principal place of business at 401 Merritt 7, Norwalk, CT 06851-1177 ("SECURED PARTY").

      In consideration of, and as an inducement for Secured Party to lend funds to Debtor under the Master Security Agreement, dated as of October 16, 2003, and any Collateral Schedules and Promissory Notes thereunder (the "MASTER SECURITY AGREEMENT AND ALL COLLATERAL SCHEDULES AND PROMISSORY NOTES THERETO BEING REFERRED TO AS THE "LOAN"), and to secure the payment and performance of all of Debtor's obligations under the Loan, Debtor hereby deposits and pledges with Secured Party the sum of _____________________________________________________
______________________ (the "Collateral"), such pledge to be upon the terms and conditions set forth below:

      1. Debtor delivers the Collateral to Secured Party to secure Debtor's performance of its obligations under the Loan, including, but not limited to, the timely payment of Rent.

      2. The Collateral deposited with Secured Party shall accrue interest at 2% simple interest per annum from the commencement date of the Loan through the date such Security Deposit is returned to Debtor in connection with Section 5 hereof. Secured Party may commingle the Collateral with its other funds.

      3. Upon any payment default by Debtor under the Loan and until such default is waived or cured, interest accrual on the Security Deposit shall cease and Secured Party may, at its option, apply the Collateral towards the satisfaction of Debtor's obligations under the Loan and the payment of all costs and expenses incurred by Secured Party as a result of such default, including but not limited to, costs of repossessing equipment and attorneys' fees. Such application shall not excuse the performance at the time and in the manner prescribed of any obligation of Debtor or cure a default of Debtor. Upon the application by Secured Party of any amount of the Collateral pursuant to the terms of this paragraph, Debtor shall be obligated to immediately deposit with Secured Party an amount sufficient to cause the Collateral to equal the amount first set forth above.

      4. Secured Party shall have no duty to first commence an action against or seek recourse from Debtor, in the event of a default under the Loan, before enforcing the provisions of, and proceedings under the provisions of this Agreement. The obligations of Debtor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

      (a)   any amendment or modification of or supplement to the Loan;

      (b) any exercise or non-exercise of any right, remedy or privilege under or in respect to this Agreement, the Loan, or any other instrument provided for in the Loan, or any waiver, consent, explanation, indulgence or actions or inaction with respect to any such instrument; or

      (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding of Debtor.

      5. So long as Debtor is not in default under the Loan or under any other material financial obligation, Secured Party agrees to reduce the amount of the Security Deposit to 50% of the outstanding principal balance on a biannual basis. Secured Party shall then refund to Debtor any Security Deposit in excess of the reduced Security Deposit (less any portion of same cashed, sold, assigned, or delivered pursuant to, and under the circumstances specified in, Paragraph 3 hereof) plus accrued interest. The refunds will take place every six months from the date of funding.

      6. Upon the termination of the Loan and the satisfaction of all of the obligations of Debtor thereunder, Secured Party shall deliver to Debtor the Collateral (less any portion of same cashed, sold, assigned or delivered pursuant to and under the conditions specified in paragraph 3 hereof), and this Agreement shall thereupon be without further effect.

      7. Secured Party may, without the consent of Debtor, assign this Agreement. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts due hereunder to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by assignee. Debtor hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

SECURED PARTY:                            DEBTOR:

GENERAL ELECTRIC CAPITAL CORPORATION      VIACELL, INC.

By: /s/ John Edel                         By: /s/ Jeffrey A. Sacher
   ---------------------------------         -----------------------------------

Name: John Edel                           Name: Jeffrey A. Sacher
     -------------------------------           ---------------------------------

Title: SVP                                Title: CFO
      ------------------------------            --------------------------------


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